EXHIBIT 99.1

                                [MEDIALINK LOGO]

                                                           FOR IMMEDIATE RELEASE
                                                                   JULY 27, 2004

FOR MORE INFORMATION:
Richard Kellner
Group Vice President of Finance
Medialink Worldwide Incorporated
(212) 682-8300
IR@MEDIALINK.COM

              MEDIALINK SECOND QUARTER REVENUE TOPS GUIDANCE AT $12
                      MILLION; REPORTS POSITIVE NET INCOME

NEW YORK, JULY 27, 2004 - Strengthening demand for its corporate and professional communications services, coupled with growth of its Teletrax video tracking subsidiary, led Medialink Worldwide Incorporated (Nasdaq:MDLK) to report $12 million in revenue for the second quarter ended June 30, 2004, topping the range of the Company's recent guidance.

Medialink also reported positive net income for the second quarter -- its first profitable quarter since 2002 -- despite the Company's continuing investment in Teletrax.

"We're very pleased that all of our business lines performed well during the quarter, particularly our media communications and media research and analysis units," said Laurence Moskowitz, Chairman, President and Chief Executive Officer. "Both of those units recorded strong growth in their London-based international operations, reflecting both the effectiveness of our new U.K. management and broadening improvement in the corporate communications and public relations industries."

Revenue for the second quarter ended June 30, 2004, was $12.01 million compared to $11.69 million for the comparable quarter in 2003. Net income was essentially break-even at $10,000, but this compared to a net loss of $598,000 reported in the comparable quarter in 2003. Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") was $773,000 compared to negative $53,000 in the 2003 second quarter. Operating Cash Flow, defined as EBITDA excluding loss from Teletrax and other charges, was $1.14 million compared to 2003 second quarter's $587,000. Selling, general and administrative costs in the second quarter of 2003 included approximately $432,000 attributable to employee termination costs. Medialink considers EBITDA and Operating Cash flow to be important financial indicators of the Company's operational strength, performance of its business and its ability to service its line of credit, as well as to make new investments in its services.

Revenue for the six months ended June 30, 2004, was $22.58 million compared to $22.65 million for the comparable period in 2003. Net loss was $1.01 million compared to a net loss of $1.28 million reported in the 2003 comparable period. EBITDA was positive $383,000 compared to negative $203,000 in the 2003 comparable period. Operating Cash Flow, which excluded an impairment charge on investments, was $1.43 million in 2004 compared $1.00 million in 2003.


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

"Through our core broadcast public relations unit, we continued to provide clients with unparalleled television and radio news coverage in the United States and around the world," Moskowitz continued. "We conducted high-profile projects for such clients as General Motors, AMD, Verizon Wireless and Diageo, offsetting a significant decline in demand from one of our larger clients. We staged successful live interviews for clients from Iceland and even Mt. Everest while prominent client spokespeople such as Anna Kournikova, Angie Harmon and Rudy Giuliani used our New York broadcast studios for live interviews via satellite with dozens of television stations."

"As the U.S. federal election season got underway, our public affairs newswire service, U.S. Newswire, added more than a dozen politically important new clients representing both Democratic and Republican interests including the John Kerry for President Campaign, the Republican National Committee, and the Centers for Disease Control " Moskowitz continued. "Our public relations analysis group, Delahaye, which measures the effectiveness of corporate communications efforts on behalf of approximately 100 largely Fortune 500 clients, achieved higher than usual renewal rates, which contributed to an 8% increase in revenue as compared to the second quarter of 2003."

The Company's Teletrax subsidiary, which digitally tracks where video content - motion pictures, entertainment programming, news, sports and advertising - is broadcast by television networks and stations, more than doubled its revenue during the quarter. For the second quarter ended June 30, 2004, Teletrax recorded revenue, excluding related equipment sales, of $315,000 compared to $122,000 for the comparable period in 2003. The Teletrax detection network was expanded to cover 825 cable, satellite and terrestrial broadcasters in 50 nations.

"The adoption of Teletrax by such prestigious media companies as Universal Domestic Television, Tribune Entertainment, NBC NewsChannel and Reuters Television has provided us with greater credibility in marketing to new client prospects," said Graeme McWhirter, Medialink Executive Vice President and Chairman of Teletrax. "We are optimistic that additional large media companies that have been testing the system will complete formal contracts."

"We are gratified that our significant investment in Teletrax is beginning to bear fruit," Moskowitz concluded. "With continuing improvement in our core business and a greater contribution from Teletrax, we expect to report revenue in the range of $10.75 million to $11.25 million in the third quarter, historically a seasonally slower quarter, as compared to $10.32 million in the prior year's comparable period."

Medialink will host a teleconference and a simultaneous webcast at 11 a.m. Eastern Time today to discuss the Company's second quarter financial results. To access the teleconference, please dial 1-800-613-4984 (domestic) or 1-706-643-7872 (international) or listen to it live via the Internet by accessing the Company's Web site (www.medialink.com).

ABOUT MEDIALINK:

Medialink (www.medialink.com) is a global leader in providing comprehensive and compelling multimedia communication solutions and services for more than 3,000 corporations and other organizations seeking to communicate news to their audiences through television, radio, print and the Internet. The company provides production and satellite distribution of video and audio news, multimedia web casting services, press release newswire distribution, photography production and digital distribution, and strategic corporate communications consulting. Medialink also provides


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

media monitoring and analysis and public relations research to help clients determine return on investment from their communications efforts. Based in New York, Medialink has offices in major cities across the United States and an international hub in London.

For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

                                      # # #

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (PLEASE SEE ATTACHED FINANCIAL TABLES)


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                      (In thousands except per share data)
                                   (unaudited)

                                                                                 FOR THE THREE MONTHS
                                                                                    ENDED JUNE 30,
                                                                                 --------------------
                                                                                    2004        2003
                                                                                    ----        ----
Revenue                                                                          $ 12,008    $ 11,694
Direct costs                                                                        4,161       3,836
                                                                                 --------------------
   Gross profit                                                                     7,847       7,858
Selling, general and administrative costs                                           7,664       8,404
Loss from Joint Venture                                                                41          87
Impairment of investments                                                            --          --
                                                                                 --------------------
   Operating income (loss)                                                            142        (633)
Interest expense, net                                                                 (72)        (65)
                                                                                 --------------------
   Net income (loss) before income taxes                                               70        (698)
Provision for income taxes (income tax benefit)                                        60        (100)
                                                                                 --------------------
   Net income (loss)                                                             $     10    $   (598)
                                                                                 ====================

   Basic earnings (loss) per share                                               $   0.00    $  (0.10)
   Basic weighted average
     shares outstanding                                                             6,000       5,990

   Diluted earnings (loss) per share                                             $   0.00    $  (0.10)
   Diluted weighted average
     shares outstanding                                                             6,139       5,990

Supplemental financial information
EBITDA (a)                                                                       $    773    $    (53)
Depreciation and amortization                                                         631         580

Operating cash flow (b)                                                             1,142         587
Loss from Teletrax operations (net of $133,000 and $101,000, respectively,  of
 depreciation and amortization)                                                       369         640

Revenue Detail
   Media Communications Services                                                    9,410       9,472
   Media Research Services                                                          2,206       2,049
   Teletrax                                                                           392         173

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax and impairment of investments


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                      (In thousands except per share data)
                                   (unaudited)

                                                                                 FOR THE SIX MONTHS
                                                                                   ENDED JUNE 30,
                                                                                --------------------
                                                                                  2004        2003
                                                                                  ----        ----
Revenue                                                                         $ 22,576    $ 22,654
Direct costs                                                                       7,439       7,385
                                                                                --------------------
   Gross profit                                                                   15,137      15,269
Selling, general and administrative costs                                         15,605      16,404
Loss from Joint Venture                                                              136         187
Impairment of investments                                                            342        --
                                                                                --------------------
   Operating loss                                                                   (946)     (1,322)
Interest expense, net                                                               (152)       (154)
                                                                                --------------------
   Net loss before income taxes                                                   (1,098)     (1,476)
Income tax benefit                                                                   (90)       (200)
                                                                                --------------------
   Net loss                                                                     $ (1,008)   $ (1,276)
                                                                                ====================

   Basic and diluted loss per share                                             $  (0.17)   $  (0.21)
   Basic and diluted weighted average
     shares outstanding                                                            5,993       5,952

Supplemental financial information
EBITDA (a)                                                                      $    338    $   (203)
Depreciation and amortization                                                      1,284       1,119

Operating cash flow (b)                                                            1,431       1,002
Loss from Teletrax operations (net of $264,000 and $162,000, respectively, of
 depreciation and amortization)                                                      751       1,205

Revenue Detail
   Media Communications Services                                                  17,469      18,054
   Media Research Services                                                         4,286       4,331
   Teletrax                                                                          821         269

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax and impairment of investments


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                                 (in thousands)

                                                                           JUNE 30,     DECEMBER 31,
                                                                             2004          2003
                                                                             ----          ----
                                                                         (UNAUDITED)     (AUDITED)
ASSETS
Current Assets:
   Cash and cash equivalents                                                $ 1,463       $ 3,708
   Accounts receivable, net                                                   7,738         7,225
   Prepaid expenses and other current assets                                  2,704         2,183
   Prepaid and refundable income taxes                                          755           691
   Deferred tax assets                                                          199           199
                                                                            -------       -------
       Total current assets                                                  12,859        14,006
                                                                            -------       -------

Property and equipment, net                                                   5,204         5,800

Goodwill, customer list and other intangibles, net                           13,254        13,294
Investment in joint venture                                                     229           365
Deferred tax assets                                                           1,920         1,805
Other assets                                                                  1,218         1,442
                                                                            -------       -------
       Total assets                                                         $34,684       $36,712
                                                                            =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of obligations under capital leases and long term debt   $    95       $    96
   Borrowings on credit facility                                              4,000         5,500
   Accounts payable and accrued liabilities                                   6,199         5,642
                                                                            -------       -------
       Total current liabilities                                             10,294        11,238
Obligations under capital leases, net of current portion                        115           173
Other long term liabilities                                                     401           503
                                                                            -------       -------
       Total liabilities                                                     10,810        11,914
                                                                            -------       -------

Stockholders' Equity                                                         23,874        24,798
                                                                            -------       -------
Total liabilities and stockholders' equity                                  $34,684       $36,712
                                                                            =======       =======


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                             FOR THE THREE MONTHS
                                                                                ENDED JUNE 30,
                                                                             --------------------
                                                                               2004        2003
                                                                               ----        ----
RECONCILIATION BETWEEN NET INCOME (LOSS) TO EBITDA AND OPERATING CASH FLOW

Net income (loss)                                                            $    10    $  (598)

Depreciation and amortization                                                    631        580
Interest expense, net                                                             72         65
Provision for income taxes (Income tax benefit)                                   60       (100)
                                                                             ------------------
EBITDA                                                                           773        (53)

Loss from Teletrax operations                                                    502        741
Depreciation included in Teletrax operations                                    (133)      (101)
                                                                             ------------------
Operating cash flow                                                          $ 1,142    $   587
                                                                             ==================


RECONCILIATION BETWEEN CASH FLOWS FROM OPERATING ACTIVITIES TO EBITDA
 AND OPERATING CASH FLOW:

Net cash used in operating activities                                        $  --      $   (10)
  Equity loss from joint venture                                                 (41)       (87)
  Deferred income taxes                                                          (60)      (125)
  Changes in operating assets and liabilities                                    742        204
  Interest expense, net                                                           72         65
  Income tax benefit                                                              60       (100)
                                                                             ------------------
EBITDA                                                                           773        (53)

Loss from Teletrax operations                                                    502        741
Depreciation included in Teletrax operations                                    (133)      (101)
                                                                             ------------------
Operating cash flow                                                          $ 1,142    $   587
                                                                             ==================


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                        FOR THE SIX MONTHS
                                                                          ENDED JUNE 30,
                                                                        ------------------
                                                                          2004       2003
                                                                          ----       ----
RECONCILIATION BETWEEN NET LOSS TO EBITDA AND OPERATING CASH FLOW

Net loss                                                                $(1,008)   $(1,276)

Depreciation and amortization                                             1,284      1,119
Interest expense, net                                                       152        154
Income tax benefit                                                          (90)      (200)
                                                                        ------------------
EBITDA                                                                      338       (203)

Loss from Teletrax operations                                             1,015      1,367
Depreciation included in Teletrax operations                               (264)      (162)
Impairment of investments                                                   342       --
                                                                        ------------------
Operating cash flow                                                     $ 1,431    $ 1,002
                                                                        ==================


RECONCILIATION BETWEEN CASH FLOWS FROM OPERATING ACTIVITIES TO EBITDA
 AND OPERATING CASH FLOW:

Net cash used in operating activities                                   $  (263)   $(1,361)
  Equity loss from joint venture                                           (136)      (187)
  Deferred income taxes                                                     115       (250)
  Impairment of investments                                                (342)      --
  Changes in operating assets and liabilities                               902      1,641
  Interest expense, net                                                     152        154
  Income tax benefit                                                        (90)      (200)
                                                                        ------------------
EBITDA                                                                      338       (203)

Loss from Teletrax operations                                             1,015      1,367
Depreciation included in Teletrax operations                               (264)      (162)
Impairment of investments                                                   342       --
                                                                        ------------------
Operating cash flow                                                     $ 1,431    $ 1,002
                                                                        ==================


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